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                                                                   Exhibit 23.01

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cleveland Indians Baseball Company, Inc. on Form S-8 of our report dated February 25, 1999 appearing in the Annual Report on Form 10-K of Cleveland Indians Baseball Company, Inc. for the period June 9, 1998 to December 31, 1998 for Cleveland Indians Baseball Company, Inc. and for the period January 1, 1998 to June 8, 1998 and for the years ended December 31, 1997 and 1996 for Cleveland Indians Baseball Company Predecessor Group.


/s/ Deloitte & Touche LLP

Cleveland, Ohio
June 7, 1999